CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-12945) pertaining to the RockShox, Inc. 1996 Stock Plan and Registration Statement (Form S-8 No. 333-47253) pertaining to the RockShox, Inc. 1998 Stock Option Plan of our report dated May 10, 2001, except for footnote 13, as to which the date is June 28, 2001, with respect to the consolidated financial statements and schedule of RockShox, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2001.



     /s/  Ernst  &  Young  LLP


Denver,  Colorado
July  19,  2001



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